Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 3, 2004

MICROMUSE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23783	943288385
(Commission File Number)	(IRS Employer Identification Number)

139 Townsend Street

San Francisco, California 94107

(Address of Principal Executive Offices, Including Zip Code)

(415) 343-7600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Item 5.02 for a description of an employment agreement and related equity awards for a newly appointed executive officer, which description is incorporated in this item 1.01 by this reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of New Chief Financial Officer.

On December 8, 2004, Micromuse Inc. announced that it has appointed Ian R. Halifax, 44, as Chief Financial Officer effective January 17, 2005.

Mr. Halifax has served since October 1999 as Chief Financial Officer of Macrovision Corporation, a developer and licensor of copy protection, electronic licensing and rights management technologies, most recently as Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary of Macrovision. Before joining Macrovision, Mr. Halifax served as Chief Financial Officer of S-Vision, a private semiconductor display technology company, from February 1999 to September 1999, and as Director, Corporate Transactions for KPMG LLP, an accounting firm, from October 1997 to January 1999. Mr. Halifax holds a BA Honors in English from the University of York and a M.B.A. from Henley Management College. Mr. Halifax is a Certified Public Accountant and a Certified Management Accountant.

A copy of the press release we issued on December 8, 2004, announcing the appointment of Mr. Halifax is attached to this report as Exhibit 99.1.

Micromuse entered into an employment agreement with Mr. Halifax on December 3, 2004, a copy of which is attached to this report as Exhibit 99.2. Under the employment agreement, Mr. Halifax is employed on an “at will” basis, is entitled to a base salary at a gross annual rate of not less than $275,000, and is eligible to receive an incentive bonus with a quarterly target bonus amount of $34,375 per quarter ($137,500 per year, guaranteed for the first year of his employment). Micromuse also agrees to grant Mr. Halifax, within 60 days after he commences full-time employment with Micromuse, non-statutory stock options covering 400,000 shares, vesting over 4 years such that 100,000 shares are exercisable and vested upon his completing 12 continuous months of full-time employment following the date of grant, and thereafter 1/48th of the 400,000 shares become vested and exercisable monthly. If Micromuse terminates his employment for any reason other than cause or permanent disability, or he resigns for good reason, or he is terminated in connection with a change of control or a corporate transaction involving an acquisition of Micromuse (all as respectively defined in the agreement), he is entitled to additional benefits specified in the agreement.

This brief description of the employment agreement is qualified by reference to the provisions of the agreement attached to this report as Exhibit 99.2.

On July 22, 2004, Micromuse announced that Mike Luetkemeyer, after serving three years as Chief Financial Officer, would leave the Company at the end of the 2004 calendar year. Mr. Luetkemeyer will be staying on as Chief Financial Officer until Mr. Halifax commences his employment, and as an employee during a transition period.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit:

99.1	Press release titled “Micromuse Names Ian Halifax as Chief Financial Officer”

99.2	Employment Agreement between the registrant and Ian R. Halifax dated as of December 3, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROMUSE INC.
(Registrant)

Date: December 8, 2004

	By:	/s/ Nell O’Donnell
	Name:	Nell O’Donnell
	Title:	Senior Vice President and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release entitled “Micromuse Names Ian Halifax as Chief Financial Officer”

99.2	Employment Agreement between the registrant and Ian R. Halifax dated as of December 3, 2004

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